UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2022

MAKAMER HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-207488	45-5705488
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 W. 5th Street, Suite 800

PMB #57

Winston Salem, NC 27101

(Address of principal executive offices)

Registrant’s telephone number, including area code: +853 6666 8542

Hometown International, Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 25, 2022, Makamer Holdings, Inc. f/k/a Hometown International, Inc., a Nevada corporation (the “Company”), entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) with Makamer Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of the Company (the “Merger Sub”), and Makamer, Inc., a Delaware corporation (“Makamer”), pursuant to which, at the effective time of the Merger (the “Effective Time”), Merger Sub will merge with and into Makamer, with Makamer continuing as the surviving entity and a wholly-owned subsidiary of the Company (the “Merger”).

At the Effective Time, all of the shares of common stock held by consenting stockholders of Makamer (“Makamer Consenting Stockholders”) will be exchanged for an aggregate of 30,000,000 shares of the Company’s common stock (the “Merger Shares”), with each Makamer Consenting Stockholder receiving a pro rata portion of the Merger Shares based upon the total number of shares of Makamer common stock held by such Makamer Consenting Stockholder immediately prior to the Effective Time.

The consummation of the Merger is subject to satisfactory completion of business and legal due diligence, obtaining all necessary consents, execution of ancillary documents appropriate for transactions of this type, and certain other closing conditions.

The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated herein in its entirety by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 29, 2022, the Company filed a Certificate of Amendment to its Articles of Incorporation (the “Certificate of Amendment”) with the Secretary of State of the State of Nevada to change its name from “Hometown International, Inc.” to “Makamer Holdings, Inc.,” to be effective at the time of filing. The filing of the Certificate of Amendment and resulting name change were authorized and approved by the Company’s board of directors as of March 18, 2022, and by stockholders holding approximately 77.0% of the Company’s voting equity as of March 21, 2022.

The foregoing description of the Certificate of Amendment is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein in its entirety by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

Reference is made to the disclosure set forth under Item 5.03 above, which disclosure is incorporated herein by reference.

Item 8.01 Other Events.

In connection with the proposed Merger, the Company has submitted to the Financial Industry Regulatory Authority, Inc. (“FINRA”) a notification of the change of its name to “Makamer Holdings, Inc.” and corresponding request to change its trading symbol. It is expected that the name change and new trading symbol will be made effective in the market by FINRA shortly after the consummation of the Merger.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
2.1	Agreement and Plan of Merger and Reorganization, dated March 25, 2022, by and among the Company, Makamer Acquisition Corp. and Makamer, Inc.
3.1	Certificate of Amendment to the Company’s Articles of Incorporation, filed March 29, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAKAMER HOLDINGS, INC.

Date: March 31, 2022	By:	/s/ Peter L Coker, Jr.
Peter L. Coker, Jr. Chief Executive Officer

3